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                                                                   EXHIBIT 23.2


                              [KPMG LETTERHEAD]


The Board of Directors
Laporte plc
Nations House
103 Wigmore Street
London                                                Our ref  clr/568/jad/2393
W1H9AB

3 April 1998



Dear Sirs

We consent to the inclusion in the registration statement on Form S-4 of Sovereign Specialty Chemicals, Inc. of our report dated June 16, 1997, with respect to the combined balance sheets of Laporte Construction Chemicals North America, Inc., Evode Tanner Industries, Inc. and Mercer Products Company, Inc. as of December 31, 1996 and 1995, and the related combined statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears herein and to the reference to our firm under the heading "Experts" in the prospectus.




/s/ KPMG Audit Plc

KPMG Audit Plc
London, England

cc  L. Pace
    Sovereign Specialty Chemicals, Inc.